**NEWBRIDGE BANCORP**

**IMPORTANT SPECIAL MEETING INFORMATION** 000004

ENDORSEMENT_LINE______________ SACKPACK____________

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## Electronic Voting Instructions

**Available 24 hours a day, 7 days a week!**

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

**Proxies submitted by the Internet or telephone must be received by 11:59 P.M., Eastern Time, on March 26, 2014 and by 11:59 P.M., Eastern Time, March 24, 2014 if you are a participant in the 401(k) Plan.**

### Vote by Internet

- Go to **www.investorvote.com/nbbc**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

### Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

## Special Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

### A Proposals — The Board of Directors recommends a vote "FOR" each of the listed proposals.

| | For | Against | Abstain |
|---|---|---|---|
| 1. **Share Issuance Proposal.** The approval of the issuance of shares of NewBridge common stock pursuant to the Agreement and Plan of Combination and Reorganization, dated November 1, 2013, by and among NewBridge Bancorp, NewBridge Bank and CapStone Bank, as amended from time to time, pursuant to which CapStone Bank will merge with and into NewBridge Bank (the "Merger"). | ☐ | ☐ | ☐ |
| 2. **Adjournment Proposal.** The approval of the adjournment of the Special Meeting, if necessary or appropriate, including to solicit additional proxies to approve the issuance of NewBridge common stock in connection with the Merger. | ☐ | ☐ | ☐ |

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### B Non-Voting Items

**Change of Address** — Please print your new address below.

**Meeting Attendance**
Mark the box to the right if you plan to attend the Special Meeting. ☐

### C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please be sure to sign and date this Proxy. Please sign exactly as your name(s) appear(s) above. When shares are held by joint owners, both should sign. When signing as an executor, administrator, trustee or guardian, please give full title. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

| Date (mm/dd/yyyy) — Please print date below. | Signature 1 — Please keep signature within the box. | Signature 2 — Please keep signature within the box. |
|---|---|---|
| / / | | |

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**IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 27, 2014:**

**THE JOINT PROXY STATEMENT/PROSPECTUS, INCLUDING THE NOTICE OF THE SPECIAL MEETING OF SHAREHOLDERS, IS AVAILABLE ON THE INTERNET AT http://www.snl.com/irweblinkx/GenPage.aspx?IID=100346&GKP=1073745413.**

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

## Proxy — NewBridge Bancorp

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### 1501 HIGHWOODS BLVD., SUITE 400, GREENSBORO, NORTH CAROLINA 27410

**This Proxy is solicited on behalf of the Board of Directors.**

The undersigned hereby appoints the full Board of Directors of NewBridge Bancorp, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of Class A Common Stock, no par value per share ("common stock") of NewBridge Bancorp that the undersigned is entitled to vote at the Special Meeting of Shareholders to be held in the Community Room at NewBridge Bancorp's Corporate Office, located at 1501 Highwoods Boulevard, Suite 400, Greensboro, North Carolina 27410 on March 27, 2014 at 2:00 p.m., Eastern Time (the "Special Meeting"). The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

**THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY, IF SIGNED, WILL BE VOTED "FOR" EACH OF THE PROPOSALS STATED ABOVE. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT SUCH SPECIAL MEETING OR AN ADJOURNMENT THEREOF, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.**

Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of NewBridge Bancorp at the Special Meeting of the shareholder's decision to terminate this Proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This Proxy may also be revoked by sending written notice to the Secretary of NewBridge Bancorp at the address set forth on the Notice of Special Meeting of Shareholders, or by the filing of a later Proxy prior to a vote being taken on a particular proposal at the Special Meeting.

The shares of Class A Common Stock represented by this Proxy will be voted at the Special Meeting if this Proxy is properly signed, dated and received by Computershare, NewBridge Bancorp's transfer agent, prior to the time of the Special Meeting. If a shareholder is a participant in the Computershare Investment Plan (the "CIP") or a participant in the NewBridge Bank Employees' 401(k) Plan (the "401(k) Plan"), this Proxy represents the number of shares of Class A Common Stock in the shareholder's CIP account, the number of shares of Class A Common Stock in the shareholder's 401(k) Plan account and the number of shares of Class A Common Stock held of record directly by the shareholder. Shares allocated to participant accounts in the 401(k) Plan will be voted by the trustee of the 401(k) Plan in accordance with the instructions received from participants who timely return their Proxies to Computershare or timely indicate their voting instructions pursuant to the Internet or telephone voting procedures. Shares held under the 401(k) Plan for which no voting instructions are received will not be voted by the trustee. Shareholders' voting instructions will be held in strict confidence.

**PLEASE VOTE, DATE AND SIGN, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.**

**If you vote by telephone or the Internet, please DO NOT mail back this Proxy.**